UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 19, 2019

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry St., Suite 1515, Denver, Colorado	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Not Applicable

Former Name, Former Address or Former Fiscal Year,

If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing.

As previously announced, on May 9, 2019, U.S. Energy Corp. (the “Company”) received a letter (the “Notice”) from the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5605(c)(2) for continued listing on Nasdaq as a result of the Company’s audit committee being comprised of fewer than three independent directors. On June 14, 2019, Nasdaq notified the Company that as a result of the appointment of Catherine Boggs to the Company’s Board of Directors and audit committee, Nasdaq determined that the Company is in compliance with Nasdaq Listing Rule 5605(c)(2).

On June 19, 2019, Nasdaq notified the Company that, although the Company has not regained compliance with the minimum $1.00 closing bid price per share requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), Nasdaq has determined that the Company is eligible for an additional 180 calendar day period, or until December 16, 2019, to regain compliance with the Minimum Bid Price Requirement. The second 180-day period relates exclusively to the $1.00 closing bid price deficiency, and the Company may be delisted during the 180-day period for failure to maintain compliance with any other Nasdaq listing requirements for which the Company is currently on notice or which occurs during the 180-day period. The Company continues to monitor the closing bid price of its common stock and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement.

The Company remains in non-compliance with Nasdaq Listing Rule 5250(c)(1) as a result of the Company’s inability to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2019. The Company continues to work diligently toward the filing of the Form 10-Q and the Form 10-K with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable.

This report contains forward-looking statements, and any statements other than statements of historical fact could be deemed to be forward-looking statements. These forward-looking statements include, among other things, statements regarding the expected timing for the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, the Company’s ability to regain compliance with the Exchange’s requirements for continued listing, and related matters. These statements are subject to risks and uncertainties, including the failure of the Company to file the Form 10-K and 10-Q on its expected timeline, and actual results may differ materially from these statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: June 25, 2019	By:	/s/ Ryan Smith
Ryan Smith
Chief Financial Officer